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                                                                    EXHIBIT 10.Q



                             SEVERANCE AGREEMENT AND RELEASE

     This Severance Agreement and Release (this "Agreement") is made this second day of January, 2002, between the FINOVA Group Inc. (the "Company") and William J. Hallinan ("Employee").

     In consideration of the sums to be paid and the other promises of the parties provided below, the parties agree as follows:

                                   I. GENERAL
                                      -------

     I.1.     Severance Date. Employee's Severance Date is January 2, 2002.
              --------------

     I.2.     Time for Acceptance. Employee may accept this Agreement within
              -------------------
forty-five (45) days from the date of this Agreement. If it is not accepted within this time period, the Company's offer of these terms shall be automatically revoked.

     I.3.     Revocation of Acceptance. Employee may revoke acceptance of this
              ------------------------
Agreement provided Employee does so in writing, addressed to William C. Roche, Sr. Vice President-Chief Administrative Officer, The FINOVA Group Inc., 4800 N. Scottsdale Road, Scottsdale, Arizona 85251-7623, (telecopier 480/636-6757), which revocation must be delivered by hand or telecopier within seven (7) days of the date Employee signs a counterpart of this Agreement.

     I.4.     Effective Date of Agreement. The effective date of this Agreement
              ---------------------------
will be at 8:00 a.m. on the eighth (8th) day after the Company receives Employee's signed Agreement, provided Employee has not previously revoked acceptance on or before that date.

                         II. BASIC TERMINATION BENEFITS
                             --------------------------

     The Basic Termination Benefits contained in this Part II will be provided to Employee regardless of whether Employee enters into this Agreement, subject to customary payroll deduction in accordance with Company policy.

     II.1.    Salary. On or about January 15, 2002, the Company will direct
              ------
deposit to Employee's account any salary, wages or other compensation due Employee through the Severance Date. This payment will also include the January 2, 2002 bonus payment due employee of $150,000.

     II.2.    Vacation. The check noted in Section II.1 above will include
              --------
payment for any unused current and carry-over year vacation days earned through the Severance Date, in the amount of $46,153.85.

     II.3.    Insurance and Consolidated Omnibus Budget Reconciliation Act
              ------------------------------------------------------------
(COBRA) Benefits. Employee's medical (including Executive Medical), vision,
----------------
dental and life insurance coverages in effect on the Severance Date will remain intact through the end of the month in which Severance occurs. Employee may make any changes to Employee's coverages under the

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Company's various insurance plans only as permitted by such plans or as otherwise required by law. Employee shall continue to be responsible for Employee's share of the premiums, co-payments, deductibles and other Employee charges attributable to such coverage as if Employee had remained in active service. Following the end of the month in which Severance occurs, Employee, Employee's spouse and dependents have rights to continue health care coverage at their expense but at the Company's group rates, pursuant to the federal law commonly known as COBRA, for the period permitted by that law. Employee will receive a separate letter more fully describing COBRA benefits within fourteen
(14) days of the Severance Date. Employee may continue other insurance benefits (such as life insurance) or convert them to a personal policy, in either case only to the extent permitted in such plans, if at all.

     II.4.    Vested Benefits. Nothing in this Agreement shall limit
              ---------------
Employee's rights, if any, to vested and accrued benefits under the following plans, as such plans may be amended or terminated by the Company from time to time:

     a. The FINOVA Group Inc. Pension Plan, the Supplemental Executive Retirement Plan or any other supplemental or other retirement plan.
     b. The FINOVA Group Inc. Savings Plan (401(k) plan), including the former Employee Stock Ownership Plan (ESOP).
     c. Claims Employee may have with respect to awards or amounts under The FINOVA Group Inc. 1992 Stock Incentive Plan.

Employee may exercise rights and obtain payments and benefits pursuant to those plans, as they may be amended from time to time. Nothing in this Agreement, however, shall modify or amend any provisions of those plans or create rights of Employee to participate in those plans or to receive any benefits thereunder, other than those to which Employee is otherwise entitled to receive. In addition, Employee shall be entitled to reimbursement and payment of all health insurance claims, financial counseling, and health club expenses incurred prior to Severance Date, in each case according to the respective plans in effect prior to that Date.

                            III. SEVERANCE BENEFITS
                                 ------------------

     The following Severance benefits shall be provided to Employee in exchange for acceptance and honor of this Agreement, subject to customary payroll deduction in accordance with Company policy.

     III.1.   Severance Pay. Employee shall be paid a lump-sum cash payment
              -------------
equal to One Million and no/100ths dollars ($1,000,000.00), less any applicable taxes.

     III.2.   Insurance Benefits. Upon completion and return of the applicable
              ------------------
COBRA or similar enrollment paperwork, the Company will pay any applicable premiums for medical, dental and vision insurance COBRA continuation coverage for the Employee (and the Employee's covered spouse and eligible dependents) through the 12th month anniversary of the end of the calendar month in which the Severance Date occurs, for the coverage in effect as of the Severance Date (and for any additional children born or adopted between then and the Severance
Date). The period during which the Company pays the Employee's medical insurance COBRA premiums

                                    -2-

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will not extend the period that such coverage is available. The Employee must contact the Company Benefits Assistant within ten (10) days after the Employee or spouse or dependents become enrolled in another group health plan. The Company will also continue to provide executive medical coverage substantially similar to that provided by the Company immediately preceding the Severance Date.

     III.3.   Outplacement Services. The Company will provide Executive Level
              ---------------------
outplacement services with a provider selected by the Company, to be used within 12 months of the Severance Date.

     III.4.   Financial Counseling. The Company shall pay for financial
              --------------------
counseling services similar to those available to the Employee for twelve months following the Severance Date.

     III.5.   Life Insurance. The Company shall pay twelve months of premiums
              --------------
for life insurance benefits at the Employee's elections for 2001.

     III.6.   PBRS. Employee shall continue to be eligible to participate in
              ----
the settlement of Employee's PBRS claims to the same extent previously offered to Employee.

     III.7.   Laptop computer and other equipment. Employee shall be entitled
              -----------------------------------
to retain the laptop computer and printer, office chair, and large wall print issued to Employee, subject to the provisions of Section IV.4, relating to confidential information.

     III.8.   SERP Payment. The Company will pay or will cause the trustee of
              ------------
the Rabbi Trust to pay to Employee the value of Employee's account under the Supplemental Executive Retirement Plan, which is being terminated as of December 31, 2001. The amount due is $1,493,690. The funds will be paid on January 15, 2002. This payment is contingent on Employee's execution and delivery of a release in the Company's standard form for the termination and amendment of the SERP.

     III.9.   Executive Physical. The Company shall pay for one executive
              ------------------
physical at a facility of Employee's choice, the cost of which shall not exceed the cost of a comparable physical at The Mayo Clinic in Scottsdale, Arizona.

                       IV. COVENANTS AND ADDITIONAL TERMS
                           ------------------------------

     IV.1.    Timing of Severance Benefits. The Company will direct deposit to
              ----------------------------
Employee's account the amounts to be paid under Sections III.1 on or about the next payroll that occurs after the effective date of this agreement, subject to normal payroll cutoff dates. If this Agreement is received no later than January 4, 2002, payment will be made on January 15, 2002, assuming the Agreement is not revoked.

     IV.2.    Form W-2 or 1099. FINOVA will issue to the Internal Revenue
              ----------------
Service ("IRS") and the Employee's state appropriate Forms W-2 or 1099 for all monies or other benefits paid to Employee under this Agreement.

                                    -3-

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     IV.3.    Expense Reimbursement/Offset Rights.  If Employee has incurred
              -----------------------------------
expenses prior to the Severance Date in accordance with Company policies and with proper approvals, and provided Employee documents such expenses on a properly completed expense reimbursement in a form approved by the Company, the Company shall reimburse Employee for such authorized expenses. Notwithstanding anything in this Agreement to the contrary, to the extent permitted by law, the Company may direct any expense reimbursements, Severance pay or other amounts due Employee to any person or entity (including the Company) to which any expenses or other amounts are owed by the Employee, including without limitation any credit card companies or other vendors which have extended credit to the Employee through Company-sponsored programs. The ability of the Company to do so shall not relieve the Employee of Employee's obligation to pay any such vendor, except to the extent actually applied to the account balance.

     IV.4.    Confidentiality of FINOVA Information. Employee agrees not to
              -------------------------------------
disclose, duplicate, use or otherwise appropriate any information that is confidential or proprietary to the Company, except as otherwise required by law. Confidential or proprietary information includes but is not limited to computer programs, applications, systems, techniques, policies, strategies, financial information, customer information or lists, methods of doing business or any other information Employee has learned or obtained during the course of employment with the Company or any of its predecessors. Upon Severance, Employee shall immediately turn over to the Company all Company property and other materials generated by Employee during employment or used by Employee in connection with employment at the Company or any of its predecessors, including copies thereof, in Employee's possession or control except as noted in Section
III.7 above. Employee represents and understands that Employee is not entitled to receive any amounts under this Agreement until all confidential and proprietary information within Employee's possession or control is returned to the Company. Employee agrees not to discuss FINOVA business or the terms of this Agreement with the media.

     IV.5.    Confidentiality of This Agreement. Employee agrees not to
              ---------------------------------
disclose the terms of this Agreement to anyone other than Employee's attorney, accountant or other professional advisors, or Employee's family members, requiring any of them to also keep these terms confidential, except as required by law.

     IV.6.    Entire Agreement. Employee agrees that Employee is not relying on
              ----------------
any representations, promises, statements or agreements not contained in or incorporated by reference into this Agreement or in the other written materials furnished in connection with this Agreement or Employee's Severance. Employee agrees that this Agreement, including the escrow agreement, and any documents incorporated by reference are all-inclusive and that no additional oral or written representations, promises or agreements exist with the Company, the persons or entities referenced in the release paragraphs below or any one else concerning the subject matter hereof. This Agreement can not be modified, amended, terminated or otherwise changed unless it is done pursuant to a written document or documents signed by both the Employee and the Company's Sr. Vice President-Chief Administrative Officer (currently William C. Roche) or other person authorized by the Company's Chief Executive Officer.

     IV.7.    Advice of Counsel. Employee acknowledges that Employee has been
              -----------------
advised to consult with an attorney to review the terms and legal effect of this Agreement,

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including the release, at Employee's expense, and that Employee has been given a sufficient opportunity to do so to the extent Employee believes it appropriate.

     IV.8.    No Other Amounts or Benefits Due Employee. Employee acknowledges
              -----------------------------------------
that there are no other sums due Employee for salary, overtime, vacation, sick pay, severance pay, change-in-control pay, bonuses or other compensation or benefits by the Company or any of its predecessors or their affiliates except for: (a) the Basic Termination Benefits set forth in Part II, (b) the Severance Benefits, (c) any compensation to be paid prior to the Severance Date, (d) Employee's vested and accrued benefits (if any), as discussed more fully in
Section II.4 above, and (e) rights to indemnification and directors' and officers' liability insurance pursuant to the Company's organizational documents, written agreement or otherwise. Without limitation, Employee acknowledges that there are no other amounts due Employee pursuant to Employee's Compensation Agreement and Release dated March 19, 2001.

     IV.9.    Resignation from All Positions. Employee hereby resigns as of the
              ------------------------------
Severance Date from all positions Employee holds with the Company and all of its affiliates, plans and programs, including without limitation any positions as a director, officer and committee member. Employee agrees to execute the resignation in the form attached hereto to more fully acknowledge this resignation.

     IV.10.   No Solicitation. Employee agrees not to directly or indirectly
              ---------------
solicit for employment any FINOVA employees for one year from the Severance Date. This prohibition includes directing others to solicit FINOVA employees, either for the benefit of Employee, Employee's subsequent employer, or otherwise.

                           V. RELEASE FROM LIABILITY
                              ----------------------

     V.1.   Release :
            --------

     a. Subject to the terms of this Agreement and in consideration of the Severance Benefits set forth above, Employee voluntarily and irrevocably (except for the seven (7) day revocation period noted above) releases and discharges the Company, its predecessors, their respective affiliates, and their respective stockholders, directors, officers, employees, plan fiduciaries, agents, successors and assigns (collectively, "Released Parties") from and against any and all claims, obligations, debts, demands, judgments, or causes of action of any kind whatsoever, known or unknown, actual or contingent, whether brought at law, in equity or otherwise, based on tort, contract, statute, or on any other basis, which Employee has or may have against any of them or liabilities they may have to Employee (collectively, "Claims"), which arise from or are related to Employee's employment or relationship with the Company or any other Released Party, Employee's separation from employment from any of them, or any other matter, cause or thing whatsoever which may have occurred involving Employee and any Released Party prior to the date of Employee's acceptance of this Agreement. This release includes all Claims for equitable relief, actual, compensatory, consequential, punitive, special, multiple or other damages, expenses (including without limitation attorney's fees and court costs), and all other reimbursements or charges of any kind. Employee hereby waives any remedy or recovery that may be sought on Employee's behalf by any government agency or other person, to the fullest extent permitted by law.

                                    -5-

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     b.  This release includes without limitation any and all Claims Employee has or may have against the Company or any other Released Party arising under any federal, state, local or foreign statute, common or other law, including without limitation those relating to discrimination of any type, unfair employment practices, sexual or other harassment, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, the Civil Rights Acts of 1866, 1871, 1964 and 1991, the Equal Pay Act of 1963, the Employee Retirement Income Security Act of 1974, the Internal Revenue Code of 1986, the Fair Labor Standards Act of 1938, the Family and Medical Leave Act of 1993, the Labor Management Relations Act of 1947, the National Labor Relations Act, the Rehabilitation Act of 1973, and any other employment-related laws and regulations, as they may be amended from time to time, as well as all other Claims Employee has or may have, including without limitation misrepresentation, fraud, duress, unfair dealing, wrongful termination, infliction of emotional distress, breach of fiduciary or other duty, invasion of privacy, failure to supervise or train, defamation, breach of contract, interference with contract, and all other causes of action of any kind, by whatever name known.

     c. Employee agrees to release all such Claims, whether they are known to Employee or unknown at this time. Employee therefore waives and releases Employee's rights under any provision of law which states that a general release does not extend to Claims which the person does not know or suspect to exist in his or her favor at the time of executing the release, which if known to him or her must have materially affected the settlement.

     V.2.   Continuing Rights to Enforce this Agreement. The above release does
            -------------------------------------------
not limit Employee's rights to enforce the terms of this Agreement to its fullest extent. Employee agrees, however, not to initiate or include as a Claim in any lawsuit, arbitration or other proceeding against the Company or any other Released Party in any court, before any governmental body, arbitration forum or otherwise, any Claim which Employee has released above, except for an action alleging a breach of this, but only this Agreement. In the event that Employee or the escrow agent is required to return all or a portion of the funds due under this agreement to or for the benefit of the Company or its creditors, Employee shall be permitted to assert a claim against the Company for amounts Employee can establish to be due to Employee pursuant to those items noted in Recital A and Section II above, but no others. Employee intends to release all other claims Employee may have against the Company at this time.

     V.3.   Prohibition on Other Suits/Attorney's and Expert's Fees. If
            -------------------------------------------------------
Employee brings any such Claim (except one to enforce this Agreement), Employee agrees to repay the Company an amount equal to the Severance Benefits and to pay all of the Company's and other Released Parties' costs expenses and charges (including without limitation their in-house and outside attorneys' and experts' fees and expenses) incurred in defending such Claim or enforcing this Agreement.

                               VI. MISCELLANEOUS
                                   -------------

     VI.1.    No Admission of Liability. Employee agrees that nothing
              -------------------------
contained in this Agreement or otherwise shall constitute or be construed as an admission of any alleged liability or wrongdoing by the Company. The Company denies that it has ever engaged in any wrongdoing of any kind with respect to Employee.

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     VI.2.    Severability. Should any part or interpretation of this Agreement
              ------------
be declared by any court or arbitrator of competent jurisdiction to be illegal or invalid, the remainder of this Agreement shall remain valid and in effect, the invalid provision shall be deemed to conform to a valid provision most closely approximating the intent of the invalid provision, and the invalid provision shall not be deemed to be a part of this Agreement.

     VI.3.    Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Arizona, without regard to its choice of law principles; provided, however, to the extent that Federal laws of the United States control interpretation or enforcement of this Agreement, such Federal law shall control.

     VI.4.    Severance Pay Plan. This Agreement contains provisions greater
              ------------------
than those offered by The FINOVA Group Inc. Severance Pay Plan for Senior Executives (the "Plan"), in which the Company participates. To the extent the provisions of this Agreement differ from the Plan, the terms of this Agreement shall control. The remaining terms of the Plan are hereby incorporated by reference. A copy of the Plan as currently in effect has been furnished to Employee.

     VI.5.    Successors and Assigns. This Agreement is binding on and shall
              ----------------------
inure to benefit of the parties hereto and their respective successors, heirs, personal representatives and assigns.

     VI.6.    Arbitration. The parties irrevocably agree that any disputes,
              -----------
controversies or claims they may have arising out of this agreement shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association for employment disputes. The matter shall be heard by a single arbitrator in Maricopa County, Arizona. The arbitrator shall award the prevailing party its costs, attorney's fees and disbursements (including those of in-house counsel) and other damages. The decision of the arbitrator shall be final, except as otherwise required by law.

     VI.7.    WAIVER OF JURY TRIAL. EMPLOYEE AND COMPANY HEREBY WAIVE THEIR
              --------------------
RESPECTIVE RIGHTS TO A JURY TRIAL IN ANY PROCEEDINGS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

     DATED: As of the date and year first noted above.

                          THE FINOVA GROUP INC.

                    By:     /s/ William C. Roche
                            --------------------------------
                       William C. Roche
                           Sr. Vice President-Chief Administrative Officer

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                ACCEPTANCE OF SEVERANCE AGREEMENT AND RELEASE
 Between The FINOVA Group Inc. and William J. Hallinan, dated January 2, 2002.

     I AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE ABOVE SEVERANCE AGREEMENT AND RELEASE, INCLUDING THE RELEASE FROM LIABILITY INCLUDED IN THE AGREEMENT. I HAVE CAREFULLY READ AND UNDERSTAND THE PROVISIONS OF THIS AGREEMENT. I HAVE HAD AN OPPORTUNITY TO REVIEW THIS AGREEMENT WITH AN ATTORNEY AND OTHER ADVISORS OF MY CHOICE, AND I HAVE BEEN ADVISED TO DO SO. I ENTER INTO THIS AGREEMENT FREELY AND VOLUNTARILY. I INTEND TO BE LEGALLY BOUND BY THESE TERMS. I FOREVER WAIVE MY RIGHTS TO A JURY TRIAL AND CONSENT TO BINDING ARBITRATION. I UNDERSTAND THAT I MAY REVOKE THIS AGREEMENT AT ANY TIME WITHIN 7 DAYS OF THE DATE OF MY ACCEPTANCE OF THESE TERMS, provided I deliver by hand or facsimile a written signed statement to William C. Roche, Sr. Vice President-Chief Administrative Officer, The FINOVA Group Inc., 4800 N. Scottsdale Road, Scottsdale, AZ 85251-7623, (480) 636-6757, within that time period. I have signed this release before a witness who is at least 21 years of age.

              Date:               January 2, 2002

              Signature:          /s/ William J. Hallinan
                                  -----------------------

              Witness Signature:  /s/ Amy R. Guthart
                                  ------------------

              Witness Name:       Amy R. Guthart
                                  --------------

              Witness Address:    OMITTED

                     THIS IS A RELEASE AND LEGAL AGREEMENT
                         READ CAREFULLY BEFORE SIGNING

                                    -8-

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January 2, 2002

                                  RESIGNATION

Board of Directors
The FINOVA Group Inc.

Ladies and Gentlemen:

I hereby resign as a director, officer and/or committee member of The FINOVA Group Inc. and all its subsidiaries or other affiliates and their respective plans, to be effective as of the date hereof.

Signature:           /s/ William J. Hallinan
                     ------------------------------------
                     William J. Hallinan

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